Exhibit 99.1

SurModics Reports Third Quarter Fiscal 2014 Results

  Total GAAP Revenue of $14.6 Million and GAAP EPS of $0.27
  Operating Income Increased 26%
  Continued Progress on Paclitaxel Drug Coated Balloon Development
  Generated Strong Cash from Operations
  Raises Low End of EPS Guidance
  Filed $175 Million Universal Shelf Registration Statement

EDEN PRAIRIE, Minn.--(BUSINESS WIRE)--July 31, 2014--SurModics, Inc. (Nasdaq: SRDX), a leading provider of surface modification and in vitro diagnostic technologies to the healthcare industries, today announced results for its fiscal 2014 third quarter.

Commenting on the Company’s performance, SurModics’ President and Chief Executive Officer Gary Maharaj said, “Despite headwinds faced by our Medical Device customers, we were able to generate revenue from non-coronary markets and post solid growth in that segment in our third quarter. Importantly, our team made significant progress advancing our drug coated balloon platform, positioning SurModics attractively for the future. Further, as we expected, SurModics’ In Vitro Diagnostics segment returned to growth.”

Third Quarter Revenue and Earnings Summary

GAAP revenue for the fiscal 2014 third quarter totaled $14.6 million, compared with $14.3 million in the fiscal 2013 third quarter.

Diluted earnings per share from continuing operations in the third quarter of fiscal 2014 increased to $0.27, from $0.22 in the prior-year period. Maharaj stated, “The increase in earnings per share was driven both by continued SG&A expense management and the shifting of drug coated balloon expenditures due to the timing of preparation work for a first in human trial. We expect R&D spending growth for this initiative in the fourth quarter of fiscal 2014.”

Medical Device Summary

The Medical Device business unit accounts for approximately three-quarters of the Company’s total revenue. This unit, which includes hydrophilic coatings and device drug delivery technologies, posted revenue of $10.8 million in the third quarter of fiscal 2014, increasing 2% from the year-ago period. The third quarter of fiscal 2013 included a $500,000 non-recurring license milestone payment. Without this payment, Medical Device revenue grew 7% in the current year quarter. Third quarter 2014 hydrophilic coating royalty revenue was $7.2 million which is comparable with the prior-year period. Medical Device generated $5.9 million of operating income during the third quarter, a 12% increase from a year ago, primarily reflecting revenue gains and the timing of drug coated balloon R&D investments.

Additional highlights include:

  One medical device customer launched new products utilizing SurModics hydrophilic coatings;
  Strength in non-coronary hydrophilic coatings royalty revenue offset a 7% decline in the coronary sector, reflecting our market diversification strategy; and
  Progress continued on development of the paclitaxel drug coated balloon program.

In Vitro Diagnostics Summary

The In Vitro Diagnostics (IVD) business unit accounts for approximately one-quarter of the Company’s total revenue. Revenue for the third quarter of fiscal 2014 totaled $3.8 million, up 3% from the year-ago period. The IVD business unit generated $1.0 million of operating income in the third quarter of fiscal 2014, compared with $0.9 million in the year-ago period.

Balance Sheet and Cash Flow

As of June 30, 2014, the Company had $57.1 million of cash and investments. SurModics generated cash from operating activities of $12.5 million in the first nine months of 2014, compared with $11.9 million in the same prior-year period.

The Company earlier today filed a $175 million universal shelf registration statement on Form S-3 with the United States Securities and Exchange Commission (SEC). The shelf registration statement cannot be used to offer or sell securities until it is declared effective by the SEC. The specifics of any potential future offering, along with the prices and terms of any such securities offered by the Company will be determined at the time of any such offering and will be described in detail in a prospectus supplement filed in connection with such offering. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

“Although we currently do not plan to raise additional capital, the filing of this shelf registration statement is a prudent move to ensure we have efficient access to the capital markets to meet the objectives of our strategic plan,” said Maharaj. “It also provides the financial flexibility to leverage market conditions and support our future growth.”

Fiscal 2014 Outlook

SurModics updated its previously stated earnings per share outlook for fiscal 2014. The Company now estimates diluted GAAP earnings from continuing operations to be in the range of $0.90 to $0.97 per share, an increase from previous guidance of $0.85 to $0.97 per share. SurModics is reaffirming its full-year revenue guidance to be in the range of $56.0 million to $58.5 million. The Company also indicated that fiscal 2014 cash flow from operating activities should be at least $19.0 million, and capital expenditures are expected to range from $2.2 million to $2.5 million.

Live Webcast

SurModics will host a webcast at 4 p.m. CT (5 p.m. ET) today to discuss third quarter results. To access the webcast, go to the investor relations portion of the Company’s website at www.surmodics.com and click on the webcast icon. A replay of the third quarter conference call will be available by dialing 888-203-1112 and entering conference call ID passcode 7858616. The audio replay will be available beginning at 7 p.m. CT on Thursday, July 31, 2014, until 7 p.m. CT on Thursday, August 7, 2014.

About SurModics, Inc.

SurModics’ mission is to exceed our customers’ expectations and enhance the well-being of patients by providing the world’s foremost, innovative surface modification technologies and in vitro diagnostic chemical components. The Company partners with the world’s leading and emerging medical device, diagnostic and life science companies to develop and commercialize innovative products designed to improve lives by enabling the detection and treatment of disease. Core offerings include surface modification coating technologies that impart lubricity, prohealing, and biocompatibility capabilities; and components for in vitro diagnostic test kits and microarrays. SurModics is headquartered in Eden Prairie, Minnesota. For more information about the Company, visit www.surmodics.com. The content of SurModics’ website is not part of this press release or part of any filings that the Company makes with the SEC.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations regarding the Company’s capital needs and its performance in the near- and long-term, including our revenue, earnings and cash flow expectations for fiscal 2014, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including (1) our reliance on third parties (including our customers and licensees) and their failure to successfully develop, obtain regulatory approval for, market and sell products incorporating our technologies; (2) our ability to realize the full potential of our pipeline (including our drug coated balloon initiatives); (3) our ability to achieve our corporate goals; (4) possible adverse market conditions and possible adverse impacts on our cash flows, and (5) the factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2013, and updated in our subsequent reports filed with the SEC. These reports are available in the Investors section of our website at www.surmodics.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, SurModics is reporting non-GAAP financial results including non-GAAP net income and non-GAAP diluted net income per share. We believe that these non-GAAP measures provide meaningful insight into our operating performance excluding certain event-specific matters, and provide an alternative perspective of our results of operations. We use non-GAAP measures, including those set forth in this release, to assess our operating performance and to determine payout under our executive compensation programs. We believe that presentation of certain non-GAAP measures allows investors to review our results of operations from the same perspective as management and our board of directors and facilitates comparisons of our current results of operations. The method we use to produce non-GAAP results is not in accordance with GAAP and may differ from the methods used by other companies. Non-GAAP results should not be regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures presented should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP results provided for the specific periods presented, which are attached to this release.

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Revenue
Royalties and license fees	$7,385	$7,827	$22,179	$22,294
Product sales	6,067	5,577	16,632	16,688
Research and development	1,164	885	3,292	2,853
Total revenue	14,616	14,289	42,103	41,835
Operating costs and expenses
Product costs	2,037	1,990	5,737	5,894
Research and development	3,655	4,009	11,488	11,145
Selling, general and administrative	3,591	4,052	11,736	11,552
Total operating costs and expenses	9,283	10,051	28,961	28,591
Operating income from continuing operations	5,333	4,238	13,142	13,244

Other income:
Investment income	42	60	194	187
Other income	28	2	834	1,460
Impairment loss on investments	―	―	―	(129)
Other income, net	70	62	1,028	1,518
Income from continuing operations before income taxes	5,403	4,300	14,170	14,762

Income tax provision	(1,729)	(1,122)	(4,407)	(3,916)
Income from continuing operations	3,674	3,178	9,763	10,846
(Loss) income from discontinued operations, net of taxes	(76)	(47)	(76)	635
Net income	$3,598	$3,131	$9,687	$11,481

Basic income (loss) per share:
Continuing operations	$0.27	$0.22	$0.72	$0.74
Discontinued operations	(0.01)	0.00	(0.01)	0.04
Net income	$0.26	$0.22	$0.71	$0.79

Diluted income (loss) per share:
Continuing operations	$0.27	$0.22	$0.70	$0.73
Discontinued operations	(0.01)	0.00	(0.01)	0.04
Net income	$0.26	$0.21	$0.70	$0.77

Weighted average number of shares outstanding:
Basic	13,585	14,413	13,639	14,563
Diluted	13,813	14,739	13,891	14,823

SurModics, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	September 30,
	2014	2013
	(Unaudited)
Assets
Cash and short-term investments	$40,611	$25,707
Accounts receivable	5,176	5,332
Inventories	2,900	3,328
Other current assets	2,039	1,366
Current assets of discontinued operations	85	46
Total current assets	50,811	35,779

Property and equipment, net	12,710	12,845
Long-term investments	16,497	32,397
Other assets	20,699	20,902
Total assets	$100,717	$101,923

Liabilities and Stockholders’ Equity
Current liabilities	$4,043	$5,837
Current liabilities of discontinued operations	75	139
Total current liabilities	4,118	5,976

Other liabilities	1,928	2,130
Total stockholders’ equity	94,671	93,817
Total liabilities and stockholders’ equity	$100,717	$101,923

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended
	June 30,
	2014	2013
	(Unaudited)
Operating Activities:
Net income	$9,687	$11,481
Loss (income) from discontinued operations	76	(635)
Depreciation and amortization	2,054	2,174
Stock-based compensation	3,043	1,983
Gain on sale of available-for-sale securities and strategic investments	(835)	(1,460)
Net other operating activities	(550)	415
Change in operating assets and liabilities:
Accounts receivable	156	333
Accounts payable and accrued liabilities	(919)	(876)
Income taxes	(560)	(1,520)
Net change in other operating assets and liabilities	314	9
Net cash provided by operating activities from continuing operations	12,466	11,904

Investing Activities:
Net purchases of property and equipment	(1,165)	(1,448)
Cash (transferred to) received from discontinued operations	(239)	(118)
Net other investing activities	26,030	2,174
Net cash provided by investing activities from continuing operations	24,626	608

Financing Activities:
Purchase of common stock to fund employee taxes	(1,114)	(39)
Repurchase of common stock	(12,544)	(10,323)
Net other financing activities	800	21
Net cash used in financing activities from continuing operations	(12,858)	(10,341)
Net cash provided by continuing operations	24,234	2,171

Discontinued operations:
Net cash used in operating activities	(239)	(118)
Net cash provided by financing activities	239	118
Net cash provided by discontinued operations	―	―

Net change in cash and cash equivalents	24,234	2,171
Cash and Cash Equivalents:
Beginning of period	15,495	15,540
End of period	$39,729	$17,711

SurModics, Inc. and Subsidiaries
Supplemental Segment Information
(in thousands)

(Unaudited)

	Three Months Ended June 30,
	2014		2013		% Change
Revenue		% of Total		% of Total
Medical Device	$10,821	74.0%	$10,591	74.1%	2.2%
In Vitro Diagnostics	3,795	26.0	3,698	25.9	2.6
Total revenue	$14,616	100.0%	$14,289	100.0%	2.3%

	Nine Months Ended June 30,
	2014		2013		% Change
Revenue		% of Total		% of Total
Medical Device	$31,852	75.7%	$30,857	73.8%	3.2%
In Vitro Diagnostics	10,251	24.3	10,978	26.2	(6.6)
Total revenue	$42,103	100.0%	$41,835	100.0%	0.6%

		Three Months Ended June 30,		Nine Months Ended June 30,
		2014	2013	2014	2013
Operating Income
Medical Device		$5,855	$5,223	$16,466	$15,848
In Vitro Diagnostics		974	915	2,277	2,933
Corporate		(1,496)	(1,900)	(5,601)	(5,537)
Total operating income		$5,333	$4,238	$13,142	$13,244

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Nine Months Ended June 30, 2014
(In thousands, except per share data)

(Unaudited)

	As Reported			Adjusted
	GAAP(1)	Adjustments		Non-GAAP(2)

Revenue
Royalties and license fees	$22,179			$22,179
Product sales	16,632			16,632
Research and development	3,292			3,292
Total revenue	$42,103			$42,103

Operating income	$13,142	$914	(3)	$14,056

Income from continuing operations	$9,763	$(129)	(4)	$9,634

Diluted earnings per share from continuing operations(5)	$0.70			$0.69

(1)	Reflects operating results in accordance with U.S. generally accepted accounting principles (GAAP).
(2)	Adjusted Non-GAAP amounts consider adjustments to reduce operating expenses by $914 associated with acceleration of Board of Director stock-based compensation awards and a $709 reduction in net investment income associated with contingent milestone payments related to the sale of Vessix Vascular shares which were sold in fiscal 2013. The income tax provision includes an adjustment associated with the stock-based compensation awards utilizing a 36.5% incremental effective tax rate. The adjustment to reduce net investment income did not generate a tax benefit as there was an offsetting establishment of a capital loss valuation reserve allowance.
(3)	Reflects the pre-tax impact of the operating expense adjustment noted in (2) above.
(4)	Adjusted to reflect the adjustments noted in (2) above.
(5)	Diluted earnings per share from continuing operations is calculated using the diluted weighted average shares outstanding for the period presented.

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Nine Months Ended June 30, 2013
(In thousands, except per share data)

(Unaudited)

	As Reported			Adjusted
	GAAP(1)	Adjustments		Non-GAAP(2)

Revenue
Royalties and license fees	$22,294	$(570)	(3)	$21,724
Product sales	16,688			16,688
Research and development	2,853			2,853
Total revenue	$41,835	$(570)	(3)	$41,265

Operating income	$13,244	$(570)	(3)	$12,674

		$(362)	(4)
		$(1,164)	(5)
Income from continuing operations	$10,846	$(412)	(6)	$8,908

Diluted earnings per share from continuing operations(6)	$0.73			$0.60

(1)	Reflects operating results in accordance with U.S. generally accepted accounting principles (GAAP).
(2)	Adjusted Non-GAAP amounts consider adjustments to reduce royalty revenue associated with a one-time $570 catch up payment received in the first quarter of fiscal 2013, a reduction in net investment income of $1,164 associated with the sale of Vessix Vascular and OctoPlus shares offset by an impairment loss on the Company’s investment in ViaCyte, a $412 reduction in the income tax provision for discrete income tax benefits recognized as noted in detail in note (4) below and adjustment to the income tax provision for the one-time royalty revenue utilizing a 36.5% incremental effective tax rate. The adjustment associated with the net investment income adjustment did not generate a tax benefit as there was an offsetting establishment of a capital loss valuation reserve.
(3)	Reflects the pre-tax impact of the $570 one-time royalty catch up payment noted in (2) above.
(4)	Reflects the after tax impact of the $570 one-time royalty catch up payment noted in (2) above utilizing a 36.5% incremental effective tax rate.
(5)	Reflects the pre-tax impact of the net investment income adjustments noted in (2) above.
(6)	Adjusted to reflect discrete income tax benefits of $261 associated with the realization of capital loss carrybacks and $151 from the January 2013 signing of the American Taxpayer Relief Act of 2012 which retroactively reinstated federal R&D tax credits for calendar 2012.
(7)	Diluted earnings per share from continuing operations is calculated using the diluted weighted average shares outstanding for the period presented.

CONTACT:
SurModics, Inc.
Andy LaFrence, 952-500-7000
Vice President of Finance and Chief Financial Officer